SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 6, 2007

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification No.

2094 Jordan Avenue, Juneau, Alaska (Address of principal executive offices)		99801 (Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133 -4(c))

Item 2.02 Results of Operations and Financial Condition

On March 6, 2007, Alaska Pacific Bancshares, Inc. issued its earnings release for the quarter ended December 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release of Alaska Pacific Bancshares, Inc. March 6, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                     ALASKA PACIFIC BANCSHARES, INC.

DATE: March 6, 2007                                                   By: /s/ Roger K. White
                                                                                     Senior Vice President and
                                                                                     Chief Financial Officer

Exhibit 99.1

News Release For Immediate Release

     ALASKA PACIFIC POSTS RECORD EARNINGS FOR 2006 AND FOURTH QUARTER

JUNEAU, Alaska, March 6, 2007 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB), the parent company of Alaska Pacific Bank, announced record earnings for 2006 and for the fourth quarter. Net income for the year was $1,061,000, or $1.63 per diluted share. This represents a 45% increase compared with $731,000 ($1.15 per diluted share) earned in 2005. For the fourth quarter, net income was $409,000, or $.63 per diluted share, a 78% increase from $230,000 ($.36 per diluted share) in the fourth quarter of 2005.

Net interest income increased $456,000 (5.6%) to $8.5 million in 2006 compared to 2005, reflecting a 4.8% increase in average loans. The net interest margin on average earning assets was 5.13% for 2006 compared with 5.08% in 2005.

Loans (excluding loans held for sale) were $158.6 million at December 31, 2006, an increase of 4.5% from last quarter and 3.8% from a year ago, reflecting strong loan demand. Deposits at December 31, 2006 were $145.2 million, an $8.6 million (5.6%) decrease from last quarter, and a $1.4 million decrease (1.0%) from a year ago.

Nonperforming loans at December 31, 2006 were zero compared with $1.3 million last quarter and $1.4 million a year ago, reflecting the return of a commercial loan to accruing status. This troubled loan was restructured in 2005 and has performed in accordance with the restructured terms since that time. Due to uncertainties in the ultimate recoverability of principal, however, the loan remains in a substandard classification and an impairment of $450,000 has been recognized in management’s assessment of the allowance for loan losses at year end.

Net loan chargeoffs for the year amounted to $32,000 compared with $52,000 in 2005. The provision for loan losses increased to $250,000 in 2006 from $120,000 in 2005, reflecting loan growth as well as management’s assessment of risks in the portfolio.

Gains on sale of loans in 2006 increased to $255,000 compared with $95,000 in 2005 as a result of improved mortgage production and an increase in the portion sold in the secondary market.

Noninterest expense for 2006, excluding branch closure costs, was $139,000 (1.8%) lower than 2005. The net decrease is due to savings resulting from closing the two offices during the first quarter of 2006, partially offset by normal increases in expenses.

As previously announced, the Company declared a regular quarterly dividend of $.09 per share, payable February 23, 2007, to shareholders of record as of February 12, 2007.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the economy in Southeast Alaska, the real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.

Contact:	Roger K. White		Craig E. Dahl
	Senior Vice President and CFO	or	President and CEO
	907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Year and Fourth Quarter 2006
(dollars in thousands, except per-share amounts)

	Year Ended December 31,

	2006	2005

Condensed Income Statement:
Interest income	$11,913	$10,184
Interest expense	(3,382)	(2,109)

Net interest income	8,531	8,075
Provision for loan losses	(250)	(120)
Gain on sale of loans	255	95
Other noninterest income	1,047	1,034
Branch closure costs	(113)	(25)
Other noninterest expense	(7,701)	(7,840)

Net income before income tax	1,769	1,219
Income tax expense	(708)	(488)

Net income	$1,061	$731

Earnings per share:
Basic	$1.71	$1.20
Diluted	1.63	1.15

Performance Ratios:
Return on average equity	6.23%	4.50%
Return on average assets	0.60	0.43
Yield on average earning assets	7.16	6.41
Cost of average interest-bearing liabilities	2.56	1.68
Interest rate spread	4.60	4.73
Net interest margin on:
Average earning assets	5.13	5.08
Average total assets	4.83	4.79
Efficiency ratio (a)	80.40	86.34

Average balances:
Loans	$154,352	$147,218
Earning assets	166,307	158,997
Assets	176,444	168,680
Interest-bearing deposits	118,153	114,910
Total deposits	143,055	139,671
Interest-bearing liabilities	131,882	125,303
Shareholders' equity	17,037	16,253

Average shares outstanding:
Basic	621,774	608,826
Diluted	649,952	639,068

		Three Months Ended

	December 31,	September 30,	December 31,
	2006	2006	2005

Condensed Income Statement:
Interest income	$3,227	$3,013	$2,837
Interest expense	(946)	(887)	(695)

Net interest income	2,281	2,126	2,142
Provision for loan losses	(45)	(55)	(30)
Gain on sale of loans	116	59	41
Other noninterest income	243	288	249
Noninterest expense	(1,913)	(1,886)	(2,018)

Net income before income tax	682	532	384
Income tax expense	(273)	(213)	(154)

Net income	$409	$319	$230

Earnings per share:
Basic	$ .65	$ .51	$.38
Diluted	.63	.49	.36

Performance Ratios:
Return on average equity	9.37%	7.48%	5.57%
Return on average assets	0.91	0.71	0.52
Yield on average earning assets	7.65	7.17	6.74
Cost of average interest-bearing liabilities	2.83	2.71	2.08
Interest rate spread	4.82	4.46	4.66
Net interest margin on:
Average earning assets	5.41	5.06	5.09
Average total assets	5.08	4.74	4.81
Efficiency ratio (a)	75.79	78.13	84.40

Average balances:
Loans	$154,876	$153,581	$157,075
Earning assets	168,738	168,120	168,330
Assets	179,637	179,261	178,282
Interest-bearing deposits	121,834	118,595	120,407
Total deposits	148,231	146,637	146,717
Interest-bearing liabilities	133,670	130,800	133,671
Shareholders' equity	17,464	17,070	16,506

Average shares outstanding:
Basic	626,170	625,592	609,747
Diluted	652,518	651,796	639,067

	December 31,	September 30,	December 31,
	2006	2006	2005

Balance sheet data:
Total assets	$178,923	$184,603	$177,157
Loans, before allowance	158,597	151,820	152,722
Loans held for sale	519	1,340	531
Investment securities	5,288	5,647	7,464
Total deposits	145,201	153,801	146,650
Federal Home Loan Bank advances	14,062	11,783	12,048
Shareholders' equity	17,705	17,224	16,638

Shares outstanding (b)	639,809	638,654	627,754

Book value per share	$27.67	$26.97	$26.50

Asset quality:
Allowance for loan losses	$1,666	$1,620	$1448
Allowance as a percent of loans	1.05%	1.07%	0.95%
Nonaccrual loans	$ -	$1,269	$1,299
Total nonperforming assets	-	1,269	1,400
Net chargeoffs (recoveries) for quarter	(2)	-	(2)
Net chargeoffs for year	32		52

(a)	Noninterest expense, excluding branch closure costs, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.

(b)	Excludes only treasury stock.